UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2004

TEXAS UNITED BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-49928	75-2768656
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 W. Colorado Street La Grange, Texas	78945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (979) 968-8451

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The following financial statements of GNB Bancshares, Inc. are being filed with this Current Report on Form 8-K:

•	Consolidated Balance Sheets as of June 30, 2004 (Unaudited) and December 31, 2003;

•	Consolidated Statements of Income for the Six Months Ended June 30, 2004 and 2003 (Unaudited);

•	Consolidated Statements of Changes in Stockholders’ Equity for the Six Months Ended June 30, 2004 (Unaudited);

•	Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2004 and 2003 (Unaudited); and

•	Notes to Unaudited Consolidated Financial Statements.

(b) Pro Forma Financial Information.

The following unaudited pro forma financial statements of Texas United Bancshares, Inc. are being filed with this Current Report on Form 8-K:

•	Unaudited Pro Forma Consolidated Combined Balance Sheet as of June 30, 2004; and

•	Unaudited Pro Forma Consolidated Combined Statement of Earnings for the Six Months Ended June 30, 2004

(c) Exhibits.

The following is filed as an exhibit to this Current Report on Form 8-K:

2.1 Amended and Restated Agreement and Plan of Merger, dated as of April 29, 2004, between the Company and GNB Bancshares, Inc. (incorporated herein by reference to Exhibit 2.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-117556)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS UNITED BANCSHARES, INC.
(Registrant)

Dated:	November 15, 2004	By:	/s/ Thomas N. Adams
Thomas N. Adams Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of April 29, 2004, between the Company and GNB Bancshares, Inc. (incorporated herein by reference to Exhibit 2.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-117556)).

GNB Bancshares, Inc. and Subsidiaries

Consolidated Balance Sheets

June 30, 2004 and December 31, 2003

(Dollars in thousands, except par value)

	June 30, 2004	December 31, 2003
	(Unaudited)
ASSETS
Cash and due from banks	$11,649	$12,727
Federal funds sold	1,125	11,770

Total cash and cash equivalents	12,774	24,497
Securities available for sale	31,807	34,603
Loans, net	164,883	156,835
Premises and equipment, net	6,030	5,081
Cash surrender value of life insurance policies	2,855	2,799
Other real estate owned	140	250
Accrued interest receivable	1,456	1,273
Other assets	3,445	2,817

Total assets	$223,390	$228,155

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest bearing	$51,775	$51,408
Interest bearing	137,637	139,711

Total deposits	189,412	191,119
Other liabilities	3,576	3,673
Other borrowings	5,853	9,432
Junior subordinated debentures	5,155	5,155

Total liabilities	203,996	209,379

Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, $5 par value; 5,000,000 shares authorized, 994,757 and 656,338 shares issued and outstanding at June 30, 2004 and 994,757 and 633,663 shares issued and outstanding at December 31, 2003	4,974	4,974
Paid-in capital	4,268	3,882
Retained earnings	16,322	16,111
Accumulated other comprehensive income	(101)	285
Treasury stock, at cost, 338,419 and 361,094 shares, respectively	(6,069)	(6,476)

Total stockholders’ equity	19,394	18,776

Total liabilities and stockholders’ equity	$223,390	$228,155

See Notes to Unaudited Consolidated Financial Statements.

GNB Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

Six Months Ended June 30, 2004 And 2003

(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
	2004	2003
	(Unaudited)
Interest income:
Interest and fees on loans	$5,748	$5,808
Investment securities	541	500
Federal funds sold	39	65

	6,328	6,373

Interest expense:
Deposit accounts	922	1,151
Other borrowings	387	428

	1,309	1,579

Net interest income	5,019	4,794
Provision for loan losses	90	218

Net interest income after provision for loan losses	4,929	4,576

Noninterest income:
Service charges on deposit accounts	1,179	1,210
Fees on fiduciary services	144	190
Other fee income	323	370
Gain on sale of securities	50	206
Gain on sale of premises and equipment	—	111
Other	80	86

	1,776	2,173

Noninterest expense:
Salaries and employee benefits	2,585	2,841
Occupancy of bank premises	402	375
Furniture and equipment	233	221
Administrative	304	334
Data processing	296	284
Embezzlement loss (Note 6)	1,180	—
Other	890	1,217

	5,890	5,272

Income before income taxes	815	1,477
Federal income tax expense	276	509

Net income	$539	$968

Earnings per share - basic and diluted	$0.83	$1.56

Weighted average shares outstanding - basic and diluted	652,351	619,085

See Notes to Unaudited Consolidated Financial Statements.

GNB Bancshares, Inc. and Subsidiaries

Consolidated Statements of Changes In Stockholders’ Equity

Six Months Ended June 30, 2004

(Dollars in thousands)

(Unaudited)

	Common Stock	Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Treasury Stock	Total
Balance January 1, 2004	$4,974	$3,882	$16,111	$285	$(6,476)	$18,776
Net income	—	—	539	—	—	539
Other comprehensive income, net of tax :
Net change in unrealized appreciation on available for sale securities, net of reclassification adjustment of $50 and tax of $(199)	—	—	—	(386)	—	(386)

Total comprehensive income						153

Sale of treasury stock (22,675 shares)	—	386	—	—	407	793
Dividends declared	—	—	(328)	—	—	(328)

Balance June 30, 2004	$4,974	$4,268	$16,322	$(101)	$(6,069)	$19,394

See Notes to Unaudited Consolidated Financial Statements.

GNB Bancshares, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2004 and 2003

(Dollars in thousands)

	For the Six Months Ended June 30,
	2004	2003
	(Unaudited)
Cash flows from operating activities:
Net income	$539	$968
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	300	267
Provision for loan losses	90	218
Gain on sale of premises and equipment	—	(111)
Gain on sale of securities available for sale	(50)	(206)
Net amortization on investment securities	150	60
Increase in cash surrender value of life insurance	56	65
Net change in other assets and other liabilities	(1,406)	(135)

Net cash (used in) provided by operating activities	(321)	1,126

Cash flows from investing activities:
Proceeds from sale of securities available for sale	1,939	5,226
Proceeds from maturities and principal payments on securities available for sale	2,757	62
Purchases of securities available for sale	(2,000)	(10,500)
Net increase in loans	(8,278)	(6,592)
Capital expenditures	(1,249)	(429)
Proceeds from sales of premises and equipment	—	545
Proceeds from sale of other real estate	250	248

Net cash used in investing activities	(6,581)	(11,440)

Cash flows from financing activities:
Net (decrease) increase in deposit accounts	(1,707)	14,670
Decrease in federal funds purchased	—	(1,415)
Net repayments on other borrowings	(3,579)	(525)
Dividends paid	(328)	(310)
Sales of treasury stock	793	3

Net cash (used in) provided by financing activities	(4,821)	12,423

Net (decrease) increase in cash and cash equivalents	(11,723)	2,109
Cash and cash equivalents at beginning of period	24,497	20,084

Cash and cash equivalents at end of period	$12,774	$22,193

See Notes to Unaudited Consolidated Financial Statements.

GNB Bancshares, Inc. and Subsidiaries

Notes To Unaudited Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies

The unaudited consolidated financial statements include the accounts of GNB Bancshares, Inc. (Bancshares) and its wholly-owned subsidiary, Guaranty National Bancshares, Inc. (Delaware), Delaware’s wholly-owned subsidiary, GNB Financial, n.a. (GNB) and GNB’s wholly-owned subsidiary, GNB Leasing. During 2003, First Bank & Trust, previously a wholly-owned subsidiary of Delaware, was merged with GNB. All significant intercompany transactions have been eliminated in consolidation.

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all the information and footnotes required for complete financial statements. In the opinion of management, the unaudited consolidated financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company’s financial position as of June 30, 2004, and the results of its operations for the six month periods ended June 30, 2004 and 2003. The annualized results of operations for the six months ended June 30, 2004 are not necessarily indicative of the results expected for the full year ending December 31, 2004.

Note 2. Earnings Per Share

Basic earnings per common share is calculated by dividing net income available for common shareholders by the weighted average number of common shares outstanding during the year. Diluted earnings per share is calculated by dividing net earnings available for common shareholders by the weighted average of common and potentially dilutive common shares. For all periods presented, the Company had no potentially dilutive securities.

Note 3. Loans and Allowance for Loan Losses

An analysis of the allowance for loan losses for the six months ended June 30, 2004 and 2003 is as follows (in thousands):

	2004	2003
Balance at the beginning of the year	$1,841	$1,564
Provision for loan losses	90	218
Loans charged to the allowance	(228)	(81)
Recoveries on loans previously charged-off	10	33

Balance at the end of the year	$1,713	$1,734

GNB Bancshares, Inc. and Subsidiaries

Notes To Unaudited Consolidated Financial Statements

Note 4. Commitments and Contingencies

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the accompanying consolidated balance sheets.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. At June 30, 2004, the approximate amounts of these financial instruments were as follows (in thousands):

Commitments to extend credit	$32,569
Standby letters of credit	2,233

$34,802

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on managements’ credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, livestock, single family residences, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company’s policy for obtaining collateral and the nature of such collateral is essentially the same as that involved in making commitments to extend credit. In the event the customer does not perform in accordance with the terms of the agreement with the third party, the Company would be required to fund the commitment. The maximum potential amount of future payments the Company could be required to make is represented by the contractual amount shown in the table above. As of June 30, 2004, no amounts have been recorded as liabilities for the Company’s potential obligations under these guarantees.

GNB Bancshares, Inc. and Subsidiaries

Notes To Unaudited Consolidated Financial Statements

The Company is involved in legal actions arising from normal business activities. Management believes that these actions are without merit or that the ultimate liability, if any, resulting from them will not materially affect the financial position, results of operations or cash flows of the Company.

During 2003, the Company entered into contracts for the construction of new buildings in Ennis and Sanger, Texas. At June 30, 2004, remaining construction costs are estimated to be approximately $903,000.

Note 5. Regulatory Matters

The Company and GNB are subject to various regulatory capital requirements administered by banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and GNB’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and GNB must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and GNB to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of June 30, 2004, that the Company and GNB meet all capital adequacy requirements to which they are subject.

As of June 30, 2004, GNB is categorized as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well capitalized”, GNB must maintain minimum total risk based, Tier I risk based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that date that management believes have changed GNB’s categories.

GNB Bancshares, Inc. and Subsidiaries

Notes To Unaudited Consolidated Financial Statements

GNB’s actual capital amounts and ratios are presented in the following table (dollars in thousands).

	Actual		For Capital Adequacy Purposes			To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio		Amount	Ratio
GNB Financial, n.a.

June 30, 2004:
Total capital to risk weighted assets	$23,950	13.1%	$14,648	≥	8.0%	$18,310	≥	10.0%
Tier I capital to risk weighted assets	$22,237	12.1%	$7,324	≥	4.0%	$10,986	≥	6.0%
Tier I capital to average assets	$22,237	9.8%	$9,056	≥	4.0%	$11,321	≥	5.0%
December 31, 2003:
Total capital to risk weighted assets	$23,231	13.4%	$13,874	≥	8.0%	$17,342	≥	10.0%
Tier I capital to risk weighted assets	$21,390	12.3%	$6,937	≥	4.0%	$10,405	≥	6.0%
Tier I capital to average assets	$21,390	9.4%	$9,080	≥	4.0%	$11,350	≥	5.0%

The Company’s actual capital amounts and ratios are presented in the following table (dollars in thousands).

	Actual		For Capital Adequacy Purposes
	Amount	Ratio	Amount	Ratio
June 30, 2004:
Total capital to risk weighted assets	$26,201	14.3%	$14,692	≥	8.0%
Tier I capital to risk weighted assets	$24,488	13.3%	$7,346	≥	4.0%
Tier I capital to average assets	$24,488	10.9%	$8,969	≥	4.0%
December 31, 2003:
Total capital to risk weighted assets	$25,324	14.6%	$13,914	≥	8.0%
Tier I capital to risk weighted assets	$23,483	13.5%	$6,957	≥	4.0%
Tier I capital to average assets	$23,483	10.3%	$9,080	≥	4.0%

Note 6. Embezzlement Loss

During 2004, the Company discovered that one of its loan officers had embezzled approximately $1,180,000. The loss was recorded at that time and the Company filed a claim with its insurance company. In August 2004, the Company received proceeds of approximately $989,000 from its insurance company and recorded that amount as noninterest income at that time.

UNAUDITED PRO FORMA CONSOLIDATED COMBINED BALANCE SHEET

AS OF JUNE 30, 2004

	Texas United Historical	GNB Bancshares Historical	Central Bank Branches Historical	Pro Forma Adjustments		Pro Forma Combined
	(Dollars in thousands)
Assets
Cash and due from banks	$18,501	$11,649	$67,262	$(57,762	)(a)	$39,650
				18,400	(f)
				9,000	(h)
				(9,000	)(h)
				(18,400	)(f)
				9,000	(i)
				(9,000	)(i)
Federal funds sold	—	1,125	—	—		1,125

Total cash and cash equivalents	18,501	12,774	67,262	(57,762)		40,775
Available-for-sale securities at fair value	241,286	31,807	—	—		273,093
Loans:
Total loans, net	414,799	164,883	32,830	—		612,512
Loans held for sale	16,207	—	—	—		16,207
Premises and equipment, net	28,005	6,030	775	2,000	(b)	36,810
Accrued interest receivable	3,489	1,456	261	—		5,206
Goodwill	9,573	—	—	26,366	(c)	35,939
Core deposit intangibles	341	—	—	5,240	(d)	5,581
Mortgage servicing rights	4,790	—	—	—		4,790
Other assets	14,640	6,440	—	—		21,080

Total assets	$751,631	$223,390	$101,128	$(24,156)		$1,051,993

Liabilities and Shareholders’ Equity
Liabilities:
Deposits
Noninterest-bearing	$107,597	$51,775	$11,469	$—		$170,841
Interest-bearing	459,843	137,637	89,545	—		687,025

Total deposits	567,440	189,412	101,014	—		857,866
Federal funds purchased	33,037	—	—	(19,762	)(a)	13,275
Other liabilities	5,932	3,576	114	—		9,622
Borrowings	87,330	5,853	—	(38,000	)(a)	55,183
				9,000	(h)
				(9,000	)(i)
Securities sold under repurchase agreements	7,957	—	—	—		7,957
Junior subordinated deferrable interest debentures	12,365	5,155	—	—		17,520

Total liabilities	714,061	203,996	101,128	(57,762)		961,423
Shareholders’ equity:
Common stock	4,031	4,974	—	(4,974	)(e)	7,226
				1,167	(f)
				1,457	(g)
				571	(i)
Additional paid-in capital	17,155	4,268	—	18,501	(c)	67,061
				(4,268	)(e)
				17,233	(f)
				24,143	(g)
				8,429	(i)
				(18,400	)(f)
Retained earnings	19,919	16,322	—	(16,322	)(e)	19,919
Accumulated other comprehensive loss	(3,418)	(101)	—	—		(3,519)
Treasury stock	(117)	(6,069)	—	6,069	(e)	(117)

Total shareholders’ equity	37,570	19,394	—	33,606		90,570

Total liabilities and shareholders’ equity	$751,631	$223,390	$101,128	$(24,156)		$1,051,993

(a)	This adjustment represents use of funds received from the Central Bank branches to reduce federal funds purchased and short-term debt.

(b)	This adjustment represents the estimated write-up of premises and equipment to fair value.

(c)	This adjustment represents the amount of goodwill expected to be recorded in the GNB Bancshares and Central Bank branch acquisitions, less amounts allocated to the estimated write up to fair value for premises and equipment and estimated identifiable intangible assets, calculated as follows (in thousands):

Purchase price for GNB Bancshares	$44,000
Purchase price for Central Bank branches	9,000

Total consideration	53,000
Less: GNB Bancshares equity at book value	(19,394)
Estimated fair value adjustment of bank premises	(2,000)
Allocated to core deposit intangible	(5,240)

Total goodwill adjustment	$26,366

(d)	This adjustment represents the recognition of core deposit intangible acquired in the acquisitions with GNB Bancshares and the Central Bank branches.

(e)	This adjustment represents the elimination of equity of GNB Bancshares as a part of the purchase accounting transactions.

(f)	This adjustment represents the issuance of 1,166,772 shares of Texas United common stock to be sold in the public offering in the approximate amount necessary to raise the funds to pay $18.4 million in cash to shareholders of GNB Bancshares based on an offering price of $17.00 per share and after deducting the underwriting discounts and other offering expenses attributable to such shares.

(g)	This adjustment represents the issuance of 1,456,819 shares of Texas United common stock to shareholders of GNB Bancshares, assuming an adjusted exchange ratio of 2.21976.

(h)	This adjustment represents an advance on Texas United’s line of credit to fund the acquisition of the Central Bank branches.

(i)	This adjustment represents the issuance of 570,704 shares of Texas United common stock to be sold in the public offering in the approximate amount necessary to repay Texas United’s line of credit which was used to increase the bank’s equity capital to support the additional assets to be acquired from the Central Bank branches based on an offering price of $17.00 per share and after deducting the underwriting discounts and other offering expenses attributable to such shares.

UNAUDITED PRO FORMA CONSOLIDATED

COMBINED STATEMENT OF EARNINGS

FOR THE SIX MONTHS ENDED JUNE 30, 2004

	Texas United Historical	GNB Bancshares Historical	Central Bank Branches Historical	Pro Forma Adjustments		Pro Forma Combined
	(In thousands, except per share data)
Interest income:
Loans, including fees	$15,508	$5,748	$1,242	$—		$22,498
Securities	3,607	541	—	—		4,148
Federal funds sold and other temporary investments	7	39	—	—		46

Total interest income	19,122	6,328	1,242	—		26,692
Interest expense:
Deposits	3,824	922	1,043	—		5,789
Federal funds purchased	62	—	—	(40	)(a)	22
Borrowings	892	131	—	(618	)(a)	405
Junior subordinated deferrable interest debentures	532	256	—	—		788

Total interest expense	5,310	1,309	1,043	(658)		7,004

Net interest income	13,812	5,019	199	658		19,688
Provision for loan losses	450	90	98	—		638

Net interest income after provision for loan losses	13,362	4,929	101	658		19,050
Noninterest income:
Service charges	3,825	1,179	346	—		5,350
Other operating income	4,746	597	10	—		5,353

Total noninterest income	8,571	1,776	356	—		10,703
Noninterest expense:
Employee compensation and benefits	9,996	2,585	416	—		12,997
Occupancy expense	2,205	635	68	26	(b)	2,934
Other operating expenses	5,145	2,670	248	784	(c)	8,847

Total noninterest expense	17,346	5,890	732	810		24,778

Earnings (loss) before federal income taxes	4,587	815	(275)	(152)		4,975
Provision for federal income taxes	1,527	276	—	(52	)(d)	1,751

Net earnings (loss)	$3,060	$539	$(275)	$(100)		$3,224

Basic earnings per share:
Net earnings per share	$0.76	$0.83				$0.45
Average shares outstanding	4,015	652				7,182
Diluted earnings per share:
Net earnings per share	$0.73	$0.83				$0.44
Average shares outstanding	4,197	652				7,364

(a)	This adjustment represents a reduction in interest expenses from the repayment of federal funds purchased and short-term debt.

(b)	This adjustment represents additional depreciation expense as a result of the write up of premises and equipment to fair value.

(c)	This adjustment represents three months amortization on core deposit intangible of $5.2 million acquired in the acquisitions of GNB Bancshares and the Central Bank branches, which is being amortized over eight years.

(d)	This adjustment represents the federal income tax expense of the pro forma adjustments at the statutory tax rate of 34%.